EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated as of September 21, 2020

/s/ Robin Frew
Name: Robin Frew

MASALINI CAPITAL PROPRIETARY LIMITED

by
/s/ Robin Frew
Name: Robin Frew
Title: Director

MASALINI TRUST

by
/s/ Robin Frew
Name: Robin Frew
Title: Trustee